CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of

        Dreyfus S&P 500 Index Fund:



We consent to the inclusion in Post-Effective Amendment No. 9 to the Registration Statement of Peoples Index Fund, Inc. on Form
N-1A (File No. 33-31809) of our report dated December 13, 1996, on our audit of the financial statements and financial highlights of Dreyfus S&P 500 Index Fund.

We also consent to the reference to our Firm under the heading
"Transfer and Dividend Disbursing Agent, Custodian, Counsel and
Independent Accountants".




New York, New York

December 26, 1996